AGREEMENT FOR EXTENSION OF OPTION EXERCISABILITY AND CONTINUED VESTING OF RESTRICTED STOCK

This AGREEMENT FOR EXTENSION OF OPTION EXERCISABILITY AND CONTINUED VESTING OF RESTRICTED STOCK (this "Agreement"), dated the ___ day of November, 2008, by and between On2 Technologies, Inc., a Delaware corporation (the "Company"), and William A. Newman ("Newman"), is entered into as follows:

WHEREAS, in connection with Newman's service on the Board of Directors of the Company (the "Board of Directors"), the Company, from time to time, issued to Newman options to purchase shares of the Company's common stock (the "Common Stock") under the Company's 1999 Incentive and Nonqualified Stock Option Plan (the "1999 Plan"), 2000 Nonqualified Stock Option Plan (the "2000 Plan"), and 2005 Incentive Compensation Plan (the "2005 Plan," and, together with the 1999 Plan and the 2000 Plan, the "Plans") and pursuant to certain Stock Option Agreements entered into between On2 and Newman (the "Stock Option Agreements");

WHEREAS, as of the date hereof, Newman has options to purchase 465,000 shares of Common Stock, such options being fully-vested (collectively, the "Options"), as further identified below:

Grant date	Number of Options outstanding as of the date hereof	Exercise price per Option	Plan	Type of Option
August 7, 2000	30,000 ✓	$3.56	1999 Plan	Incentive stock option
August 9, 2001	30,000 ✓	$0.80	1999 Plan	Incentive stock option
January 2, 2002	125,000 ✓	$0.42	1999 Plan	Incentive stock option
April 7, 2003	55,000 ✓	$0.46	2000 Plan	Non-qualified stock option
January 5, 2004	75,000 ✓	$1.35	1999 Plan	Incentive stock option
May 11, 2005	75,000 ✓	$0.58	2005 Plan	Non-qualified stock option
November 22, 2005	75,000 ✓	$0.79	2005 Plan	Non-qualified stock option

WHEREAS, in connection with Newman's service on the Board of Directors, the Company, from time to time, issued to Newman shares of restricted stock of the Company under the 2000 Plan and the 2005 Plan and pursuant to certain Restricted Stock Acquisition

Agreements entered into between On2 and Newman (the "Restricted Stock Agreements," and, together with the Option Agreements, the "Grant Agreements");

WHEREAS, as of the date hereof, Newman has 63,206 shares of restricted stock of the Company, all such shares not yet vested (the "Restricted Stock"), as further identified below:

Grant date	**Number of shares of Restricted Stock outstanding as of the date hereof**	**Vesting schedule**	**Plan**
April 1, 2008	6,920	Shares will vest in full on April 1, 2009	2005 Plan
April 9, 2008	47,059	Shares will vest in full on April 9, 2009	2005 Plan
July 1, 2008	9,227	Shares will vest in full on July 1, 2009	2005 Plan

WHEREAS, Newman resigned from the Board of Directors (the "Resignation"), effective as of the date hereof (the "Resignation Date");

WHEREAS, pursuant to the Plans and/or the applicable Stock Option Agreement, Newman must exercise the Options within three (3) months after the Resignation Date;

WHEREAS, the Company now wishes to extend the post-resignation period of exercisability of the Options (the "Extension") from three (3) months to two (2) years;

WHEREAS, pursuant to the applicable Restricted Stock Agreement, upon the Resignation, the Restricted Stock shall automatically terminate; and

WHEREAS, the Company now wishes to permit the Restricted Stock to continue to vest on the same vesting schedule that would have occurred had Newman not resigned from the Board of Directors.

NOW, THEREFORE, the parties hereby agree as follows:

Section 1. Notwithstanding anything to the contrary in any Grant Agreement or any other agreement between the Company and Newman, and notwithstanding the Resignation, (i) the Options shall expire two (2) years from the Resignation Date, and (ii) the Restricted Stock shall continue to vest on the same vesting schedule that would have occurred had Newman not resigned from the Board of Directors.

Section 2. Except as and to the extent specifically modified or amended hereby, the Grant Agreements and any other agreement between the Company and Newman shall remain in full force and effect.

Section 3. Newman acknowledges that this Agreement and the Extension and continued vesting of the Restricted Stock contemplated hereby may result in certain Federal, state or local tax consequences to Newman. Newman further acknowledges that the Company has not provided any advice to Newman with respect to the potential tax consequences resulting from this Amendment and the Extension contemplated hereby and has advised Newman to consult with his own tax advisors regarding such tax consequences.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned officer of the Company as evidence of its adoption effective as of the date first above written and has been accepted and agreed to by Newman on such date.

ON2 TECHNOLOGIES, INC.

By: ______________________________

Name:

Title:

____

William A. Newman